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                                                                   Exhibit 99.11


Exhibit 2 -- Consent of Independent Accountants

We consent to the incorporation by reference in Post-Effective Amendment No. 11 (File No. 33-87762) under the Securities Act of 1933 and Post-Effective Amendment No. 12 (File No. 811-8918) under the Investment Company Act of 1940 to the Registration Statement of the Hirtle Callaghan Trust on Form N1-A of our report dated August 7, 1998, on our audit of the financial statements and financial highlights of the Value Equity Portfolio, Growth Equity Portfolio, Small Capitalization Equity Portfolio, International Equity Portfolio, and Limited Duration Municipal Bond Portfolio of the Hirtle Callaghan Trust, which report is included in the Annual Report to Shareholders for the year ended June 30, 1998.

We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP


2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 28, 1998